May 21, 1996



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SEC Operations Center
Mail Stop 0-7
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          Re:  Wynn's International, Inc.
               Amendment No. 25 to Schedule 13D
               CUSIP # 983195108

Gentlemen:

          Pursuant to Rule 902 (g) of Regulation S-T, we enclose an electronic filing of our Amendment No. 25 to Schedule 13D with respect to Wynn's International, Inc.


                                        Sincerely,



                                        James E. McKee
                                        General Counsel







JEM/lb
Enclosure(s)